[WILLBROS GROUP LOGO]

 NEWS RELEASE                             CONTACT:    Michael W. Collier
                                                      Investor Relations Manager
                                                      Willbros USA, Inc.
                                                      (713) 403-8016

                                                      Jack Lascar / Partner
FOR IMMEDIATE RELEASE                                 DRG&E
                                                      (713) 529-6600


                WILLBROS FILES RESTATED RESULTS, 2004 FORM 10-K,
                    2005 FIRST AND SECOND QUARTER FORM 10-QS

        Conference Call scheduled for Wednesday, November 23, 2005 at 8:30 a.m. Eastern Time

HOUSTON, TEXAS - NOVEMBER 22, 2005 - Willbros Group, Inc. (NYSE: WG) announced today that it has filed its restated results for 2002, 2003 and the first three quarters of 2004 in conjunction with the filing of its 2004 annual report on Form 10-K. The Company also filed its financial results for the first two quarters of 2005 on Form 10-Q. The 2004 Form 10-K and 2005 Form 10-Q reports are available on the Company's web site at www.willbros.com. Summary financial results for the periods referenced are presented as tables to this press release. Willbros also reported preliminary third quarter results, which have not been reviewed by an independent auditor and are therefore subject to change. The Company announced on November 17, 2005 that its client-auditor relationship with KPMG LLP would cease effective with the filing of the 2004 Form 10-K and the 2005 Form 10-Q reports for the first and second quarters.

2004 RESULTS

The Company reported a loss of $(20.8) million or $(0.99) per share on revenue of $483.3 million for the year ended December 31, 2004.

2004 results were negatively impacted by the following items:

        - A $6.7 million increase in the provision for bad debt as a result of an extensive review and analysis of the collectibility of accounts receivable by the Company's new international management group;

        - $3.6 million in other operating costs which the Company's investigation revealed were for services without merit or based on fictitious invoices, all of which were approved by one or more members of the Company's previous international management group;

        - Reductions in margins on Nigerian contracts in progress as a result of an extensive contract review undertaken by the Company's new international management group in connection with the recent investigation described in our 2004 Form 10-K; and

                Increased taxes on work being performed in areas where taxes are applied on a deemed profit basis.

2005 RESULTS

FIRST SIX MONTHS OF 2005

For the six month period ending June 30, 2005 the Company announced a loss of $(19.8) million or $(0.93) per share on revenue of $295.8 million.

2005 results were negatively impacted by the following items:

        - $6.5 million in legal and accounting costs related to the recent investigation described in our 2004 Form 10-K;

        - $1.0 million in other operating costs which related to the inappropriate activities of certain former employees; and

        - Reductions in margins on Nigerian contracts in progress as a result of an extensive contract review undertaken by the Company's new international management group in connection with the investigation described in our 2004 Form 10-K.

Detailed explanations of the impact of these and other factors are provided in the Company's filings.

PRELIMINARY THIRD QUARTER 2005

For the quarter ending September 30, 2005, Willbros estimates its result of operations will generate a loss of $(13.3) million or $(0.63) per share on anticipated revenue of $161.6 million.

Third quarter estimated 2005 results were negatively impacted by the following items:

        - Approximately $4.0 million in legal and accounting costs related to the recent investigation described in our 2004 Form 10-K;

        - An estimated $1.3 million in additional costs associated with community disturbances in Nigeria;

        - A shortfall of approximately $30 million in revenue related to projects disrupted by the community disturbances which resulted in under absorption of approximately $1.0 million in fixed costs; and

        - An estimated $500 thousand due to cost increases on two projects.

The Company has undertaken a detailed review of its contract and SG&A costs and has identified cost reductions which should reduce annualized costs by $10.5 to $14.5 million.

BACKLOG(1)

Willbros reported backlog(1) at September 30, 2005 of approximately $975 million as compared to $716 million at June 30, 2005.

ADDITIONAL INFORMATION

The Company also announced today that it has engaged an investment bank to assist management and the Board of Directors in the evaluation of its strategic alternatives to maximize shareholder value. These alternatives could include equity or debt financings, as well as transactions that could result in the sale of all or a portion of the Company.

CONFERENCE CALL

In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, November 23, 2005, at 8:30 a.m. Eastern Time (7:30 a.m. Central).

What:   Willbros Earnings Conference Call

When:   Wednesday, November 23, 2005 - 8:30 a.m. Eastern Time

How: Live via phone - By dialing (303) 262-2138 and asking for the Willbros call 10 minutes prior to the start time. Or live over the Internet by logging on to the web address below.

Where:  http://www.willbros.com. The webcast can be accessed from the home page.


For those who cannot listen to the live call, a replay will be available through December 7, 2005, and may be accessed by calling (303) 590-3000 using pass code 11045792. Also, an archive of the webcast will be available shortly after the call on www.willbros.com for a period of 12 months.

Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering and construction, and facilities development and operations services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including those discussed above and such things as the potential for additional investigations, fines and penalties by government agencies, the financial impact of the internal investigation, litigation that may arise from the investigation, the outcome of the current Securities and Exchange Commission, Office of Foreign Assets Control and Department of Justice investigations, including review and restatement of previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Willbros' future financial statements; the existence of material weaknesses in internal controls over financial reporting; availability of quality management, availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

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

                                TABLES TO FOLLOW
                              WILLBROS GROUP, INC.
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED              YEAR ENDED
                                                            DECEMBER 31               DECEMBER 31
                                                     -----------------------    ------------------------
                                                        2004         2003          2004          2003
                                                     ----------    ---------    ----------    ----------
Statement of Income Data                                           RESTATED                    RESTATED
------------------------
  Contract revenue
  ----------------
    International                                    $   89,925    $  69,936    $  290,524    $  262,241
    United States & Canada                               57,609       34,138       192,794       154,332
                                                     ----------    ---------    ----------    ----------
                                                        147,534      104,074       483,318       416,573

  Contract cost
  -------------
    International                                        77,335       55,393       249,660       223,672
    United States & Canada                               48,572       30,872       168,011       150,770
                                                     ----------    ---------    ----------    ----------
                                                        125,907       86,265       417,671       374,442

  Contract income
  ---------------
    International                                        12,590       14,543        40,864        38,569
    United States & Canada                                9,037        3,266        24,783         3,562
                                                     ----------    ---------    ----------    ----------
                                                         21,627       17,809        65,647        42,131
    Depreciation and amortization                         4,833        3,817        16,747        15,570
    General and administrative                           13,382        9,589        46,614        36,300
    Other operating costs                                   725          601         3,571         2,314
                                                     ----------    ---------    ----------    ----------
  Operating income (loss)                                 2,687        3,802        (1,285)      (12,053)

  Other income (expense):
  -----------------------
    Interest - net                                         (625)         156        (2,534)         (721)
    Other - net                                          (6,861)        (357)       (6,932)       (1,444)
                                                     ----------    ---------    ----------    ----------
                                                         (7,486)        (201)       (9,466)       (2,165)
                                                     ----------    ---------    ----------    ----------
  Income (loss) before income taxes                      (4,799)       3,601       (10,751)      (14,218)
  Provision (benefit) for income taxes                    4,243          335        10,064        (3,301)
                                                     ----------    ---------    ----------    ----------
  Net income (loss)                                  $   (9,042)   $   3,266    $  (20,815)   $  (10,917)
                                                     ==========    =========    ==========    ==========

  Earnings (loss) per share:
    Basic                                            $     (.43)   $     .16    $     (.99)   $     (.53)
                                                     ==========    =========    ==========    ==========
    Diluted                                          $     (.43)   $     .16    $     (.99)   $     (.53)
                                                     ==========    =========    ==========    ==========

Cash Flow Data
--------------
  Cash provided by (used in):
    Operating activities                             $   34,271    $  (7,383)       40,969    $  (14,324)
    Investing activities                                 (2,929)      (1,669)      (36,751)      (32,589)
    Financing activities                                  1,905        9,155        54,362        17,794
    Foreign exchange effects                               (829)         631          (829)          631

Other Data
----------
  Weighted average shares outstanding:
    Basic                                                21,083       20,700        20,922        20,662
    Diluted                                              21,083       21,025        20,922        20,662
  EBITDA (2)                                         $      659    $   7,262    $    8,530    $    2,073
  Capital expenditures                                    4,443        2,006        38,479        33,984

Reconciliation of Non-GAAP Financial Measure
--------------------------------------------
  Net income (loss)                                  $   (9,042)   $   3,266    $  (20,815)   $  (10,917)

  Interest - net                                            625         (156)        2,534           721
  Income taxes                                            4,243          335        10,064        (3,301)
  Depreciation and amortization                           4,833        3,817        16,747        15,570
                                                     ----------    ---------    ----------    ----------
  EBITDA (2)                                         $      659    $   7,262    $    8,530    $    2,073
                                                     ----------    ---------    ----------    ----------

                                                                      12/31/03
Balance Sheet Data                             12/31/04                RESTATED
------------------                           ----------              ------------
    Cash and cash equivalents                $   78,720              $     20,969
    Working capital                             108,643                    83,728
    Total assets                                417,110                   304,694
    Total debt                                   73,495                    18,322
    Stockholders' equity                        180,044                   194,527

Backlog(1) Data
---------------
 By Geographic Area:
    West Africa                              $  554,692              $     49,018
    Latin America                                12,211                    23,369
    Middle East                                   2,500                    57,853
    North America                                91,529                    93,291
                                             ----------              ------------
                                             $  660,932              $    223,531
                                             ==========              ============

By Reporting Segment:
---------------------
    International                               569,403                   130,240
    United States & Canada                       91,529                    93,291
                                             ----------              ------------
                                             $  660,932              $    223,531
                                             ==========              ============

                              WILLBROS GROUP, INC.
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED
                                                                MARCH 31
                                                      -------------------------
                                                         2005            2004
                                                      ---------       ---------
Statement of Income Data                                               RESTATED
------------------------
  Contract revenue
  ----------------
    International                                     $  87,034       $  63,486
    United States & Canada                               44,568          38,161
                                                      ---------       ---------
                                                        131,602         101,647
  Contract cost
  -------------
    International                                        73,580          52,985
    United States & Canada                               41,255          33,732
                                                      ---------       ---------
                                                        114,835          86,717
  Contract income
  ---------------
    International                                        13,454          10,501
    United States & Canada                                3,313           4,429
                                                      ---------       ---------
                                                         16,767          14,930
    Depreciation and amortization                         5,307           3,713
    General and administrative                           17,068          10,402
    Other operating costs                                 1,084             786
                                                      ---------       ---------
  Operating income (loss)                                (6,692)             29

  Other income (expense):
  -----------------------
    Interest - net                                         (546)           (310)
    Other - net                                             104             239
                                                      ---------       ---------
                                                           (442)            (71)
                                                      ---------       ---------
  Income (loss) before income taxes                      (7,134)            (42)
  Provision (benefit) for income taxes                    2,764             125
                                                      ---------       ---------
  Net income (loss)                                   $  (9,898)      $    (167)
                                                      =========       =========
  Earnings (loss) per share:
    Basic                                             $    (.47)      $    (.01)
                                                      =========       =========
    Diluted                                           $    (.47)      $    (.01)
                                                      =========       =========

Cash Flow Data
--------------
  Cash provided by (used in):
    Operating activities                              $  (1,455)      $  (8,677)
    Investing activities                                 (7,234)         (9,840)
    Financing activities                                 (2,410)         42,564
    Foreign exchange effects                                280             400

Other Data
----------
  Weighted average shares outstanding:
    Basic                                                21,250          20,741
    Diluted                                              21,250          20,741
  EBITDA (2)                                          $  (1,281)      $   3,981
  Capital expenditures                                    7,275           9,858

Reconciliation of Non-GAAP Financial Measure
--------------------------------------------
  Net income (loss)                                   $  (9,898)      $    (167)
  Interest - net                                            546             310
  Income taxes                                            2,764             125
  Depreciation and amortization                           5,307           3,713
                                                      ---------       ---------
  EBITDA (2)                                          $  (1,281)      $   3,981
                                                      ---------       ---------


Balance Sheet Data                                   3/31/2005        12/31/2004
------------------                                   ---------        ----------
  Cash and cash equivalents                          $ 67,901           $ 78,720
  Working capital                                      90,558            108,143
  Total assets                                        415,032            417,110
  Total debt                                           71,375             73,495
  Stockholders' equity                                170,930            180,044

Backlog(1) Data
---------------
  By Geographic Area:
  -------------------
    West Africa                                      $658,399           $554,692
    Latin America                                      12,176             12,211
    Middle East                                           313              2,500
    North America                                      83,949             91,529
                                                     --------           --------
                                                     $754,837           $660,932
                                                     ========           ========
  By Reporting Segment:
  ---------------------
    International                                     670,888            569,403
    United States & Canada                             83,949             91,529
                                                     --------           --------
                                                     $754,837           $660,932
                                                     ========           ========

                              WILLBROS GROUP, INC.
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          JUNE 30                      JUNE 30
                                                 ------------------------      ------------------------

                                                    2005           2004           2005          2004
                                                 ---------      ---------      ---------      ---------
Statement of Income Data                                         RESTATED                      RESTATED
------------------------
  Contract revenue
  ----------------
    International                                $  98,179      $  61,434      $ 185,213      $ 124,920
    United States & Canada                          66,017         54,770        110,585         92,931
                                                 ---------      ---------      ---------      ---------
                                                   164,196        116,204        295,798        217,851
  Contract cost
  -------------
    International                                   87,081         48,450        160,661        101,435
    United States & Canada                          57,444         49,720         98,699         83,452
                                                 ---------      ---------      ---------      ---------
                                                   144,525         98,170        259,360        184,887
  Contract income
  ---------------
    International                                   11,098         12,984         24,552         23,485
    United States & Canada                           8,573          5,050         11,886          9,479
                                                 ---------      ---------      ---------      ---------
                                                    19,671         18,034         36,438         32,964
    Depreciation and amortization                    4,950          3,959         10,257          7,672
    General and administrative                      18,774         11,216         35,842         21,618
    Other operating costs                               --            822          1,084          1,608
                                                 ---------      ---------      ---------      ---------
  Operating income (loss)                           (4,053)         2,037        (10,745)         2,066

  Other income (expense):
  -----------------------
    Interest - net                                    (519)          (777)        (1,065)        (1,087)
    Other - net                                        135             49            239            288
                                                 ---------      ---------      ---------      ---------
                                                      (384)          (728)          (826)          (799)
                                                 ---------      ---------      ---------      ---------
  Income (loss) before income taxes                 (4,437)         1,309        (11,571)         1,267

  Provision (benefit) for income taxes               5,482          2,911          8,246          3,036
                                                 ---------      ---------      ---------      ---------
  Net income (loss)                              $  (9,919)     $  (1,602)     $ (19,817)     $  (1,769)
                                                 =========      =========      =========      =========
  Earnings (loss) per share:
    Basic                                        $    (.47)     $    (.08)     $    (.93)     $    (.08)
                                                 =========      =========      =========      =========
    Diluted                                      $    (.47)     $    (.08)     $    (.93)     $    (.08)
                                                 =========      =========      =========      =========


Cash Flow Data
--------------
  Cash provided by (used in):
    Operating activities                         $  (3,971)     $  (2,834)     $  (5,426)     $ (11,511)
    Investing activities                            (8,454)        (6,041)       (15,688)       (15,881)
    Financing activities                              (642)        10,353         (3,052)        52,917
    Foreign exchange effects                          (382)          (365)          (102)            35

Other Data
----------
  Weighted average shares outstanding:
    Basic                                           21,254         20,887         21,252         20,814
    Diluted                                         21,254         20,887         21,252         20,814
  EBITDA (2)                                     $   1,032      $   6,045      $    (249)     $  10,026
  Capital expenditures                               9,951          6,315         17,226         16,173

Reconciliation of Non-GAAP Financial Measure
--------------------------------------------
  Net income (loss)                              $  (9,919)     $  (1,602)     $ (19,817)     $  (1,769)
  Interest - net                                       519            777          1,065          1,087
  Income taxes                                       5,482          2,911          8,246          3,036
  Depreciation and amortization                      4,950          3,959         10,257          7,672
                                                 ---------      ---------      ---------      ---------
  EBITDA (2)                                     $   1,032      $   6,045      $    (249)     $  10,026
                                                 ---------      ---------      ---------      ---------

Balance Sheet Data              6/30/2005    03/31/2005    12/31/2004
------------------              ---------    ----------    ----------
  Cash and cash equivalents      $ 54,452      $ 67,901      $ 78,720
  Working capital                  78,395        90,558       108,143
  Total assets                    429,401       415,032       417,110
  Total debt                       70,727        71,375        73,495
  Stockholders' equity            161,096       170,930       180,044

Backlog(1) Data
  By Geographic Area:
  ------------------
    West Africa                  $611,085      $658,399      $554,692
    Latin America                  12,026        12,176        12,211
    Middle East                    12,243           313         2,500
    North America                  81,180        83,949        91,529
                                 --------      --------      --------
                                 $716,534      $754,837      $660,932
                                 ========      ========      ========
By Reporting Segment:
--------------------
    International                 635,354       670,888       569,403
    United States & Canada         81,180        83,949        91,529
                                 --------      --------      --------
                                 $716,534      $754,837      $660,932
                                 --------      --------      --------


(1) Backlog is anticipated contract revenue from projects for which award is either in hand or assured.

(2) EBITDA is earnings before net interest, income taxes and depreciation and amortization. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies. The Company believes EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before net interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to net income is included in the exhibit to this release.